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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MEDIACOM BROADBAND CORPORATION




                                    ARTICLE I

                                      NAME
                                      ----

         The name of the Corporation is Mediacom Broadband Corporation.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                   ARTICLE III

                               CORPORATE PURPOSES
                               ------------------

          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

          The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of Common Stock and shall have a par value of $0.001 per share.

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                                    ARTICLE V

                                  INCORPORATOR
                                  ------------

        The name and mailing address of the Incorporator are as follows:

     Name                             Mailing Address
     ----                             ---------------

Hillary H. Hughes                     Sonnenschein Nath & Rosenthal
                                      1221 Avenue of the Americas
                                      New York, New York 10020


                                   ARTICLE VI

                                    DIRECTORS
                                    ---------

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 2nd day of May, 2001.



                                              /s/ Hillary H. Hughes
                                              -----------------------------
                                                Hillary H. Hughes